UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 28, 2020

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	GTT	The New York Stock Exchange
Series A Junior Participating Cumulative Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

New Term Loan Facility

On December 28, 2020, GTT Communications, Inc. (the “Company”) entered into that certain Priming Facility Credit Agreement (the “Priming Facility Credit Agreement”), dated as of December 28, 2020, among the Company, GTT Communications B.V. (“GTT B.V.”), the lenders party thereto and Delaware Trust Company, as administrative agent and collateral agent. The Priming Facility Credit Agreement provides for a priming term loan facility consisting of initial and delayed draw term loans in a principal amount of up to $275,000,000 (the “New Term Loan Facility”). The Company has delivered a notice of borrowing for an initial draw of $100,000,000 that the Company expects to make on December 29, 2020, with a subsequent draw of $175,000,000 available subject to the satisfaction of certain specified delayed draw conditions. The New Term Loan Facility will be syndicated after closing.

The proceeds of the New Term Loan Facility will be used to meet the Company’s liquidity needs, for working capital and funds for other general corporate purposes and the payment of fees and expenses in connection with the New Term Loan Facility, the other agreements entered into in connection with the New Term Loan Facility and the pending infrastructure sale transaction announced by the Company on October 16, 2020 (the “Sale Transaction”).

Maturity: The New Term Loan Facility matures on the earlier of (i) the consummation of the Sale Transaction and (ii) December 28, 2021. However, if the sale and purchase agreement for the Sale Transaction (the “Infrastructure SPA”) is terminated, the New Term Loan Facility matures 60 days after such termination, unless the Company enters into a replacement infrastructure sale agreement (a “Replacement SPA”) that is reasonably satisfactory to lenders holding a majority of the loans and commitments under the New Term Loan Facility (“New Term Loan Facility Required Lenders”) that is effective within 45 days after the date of such termination (or New Term Loan Facility Required Lenders agree to amend this springing maturity provision).

Borrower, Guarantees and Security: The borrower under the New Term Loan Facility is GTT B.V., and the New Term Loan Facility is guaranteed by the Company and each of the current guarantors of the term loans (the “Existing EMEA Term Loans”) borrowed by GTT B.V. under that certain Credit Agreement, dated as of May 31, 2018, by and among the Company and GTT B.V., as borrowers, KeyBank National Association, as administrative agent and letter of credit issuer (the “Agent”), and the lenders (the “Lenders”) and other financial institutions party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”). GTT B.V. and the guarantors have or will grant liens on all of their assets that are collateral for the Existing EMEA Term Loans, which liens rank senior to the liens securing the borrowers’ obligations under the Credit Agreement pursuant to the terms of an intercreditor agreement between the administrative agent under the Credit Agreement and the administrative agent for the New Term Loan Facility.

Interest and Fees: At the Company’s election, loans outstanding under the New Term Loan Facility may be borrowed as either Base Rate Loans or Eurocurrency Loans. Loans outstanding under the New Term Loan Facility accrue interest at (i) the Base Rate plus 4.00% per annum, subject to a 2.00% Base Rate floor, or the Adjusted Eurocurrency Rate plus 5.00% per annum, subject to a 1.00% Adjusted Eurocurrency Rate floor, in each case, payable in cash, plus (ii) 2.50% per annum payable in-kind. The Company will also pay (A) a backstop premium to the New Term Loan Facility lenders at the initial funding of the New Term Loan Facility equal to 8.50% of the total commitment payable in cash, (B) a cash fee to the New Term Loan Facility lenders upon repayment of the New Term Loan Facility equal to 3.00% of the outstanding loans, subject to certain exceptions and (C) if any loans outstanding under the New Term Loan Facility are repaid at any time prior to their stated maturity, all interest that would have accrued on such loans through the stated maturity date, subject to certain exceptions. The Company also paid the fees and expenses of the advisors of the New Term Loan Facility lenders in connection with the entry into the New Term Loan Facility.

Covenants: The New Term Loan Facility contains certain covenants that, among other things, (i) require the Company to maintain (A) at least $40 million of unrestricted cash and cash equivalents until February 4, 2021 and (B) at least $50 million of unrestricted cash and cash equivalents after February 4, 2021 and (ii) prohibit the sum of the Company’s unrestricted cash and cash equivalents and unfunded delayed draw term commitments under the New Term Loan Facility to be less than $60 million. The New Term Loan Facility also requires the Company to provide certain updates to the New Term Loan Facility lenders that have agreed to receive certain confidential information and deliver periodic budgets to such New Term Loan Facility lenders, which budgets must remain within certain specified variances. The Company is also required to use commercially reasonable efforts to obtain a public rating from S&P, Moody’s and Fitch by January 27, 2021 and use commercially reasonable efforts to maintain such ratings (but not a specific rating level). The New Term Loan Facility also contains other customary affirmative and negative covenants, including covenants restricting the incurrence of debt, imposition of liens, the payment of dividends and entering into affiliate transactions.

Delayed Draw Conditions: The New Term Loan Facility also includes covenants and delayed draw conditions requiring that the Company (i) (A) (1) appoint two additional directors to the Board of Directors of the Company (the “Board”) and the Strategic Planning Committee of the Board (the “Strategic Planning Committee”) and appoint one observer to the Strategic Planning Committee, in each case either from a list previously provided by the steering committee of the ad hoc group of term lenders under the Credit Agreement (the “Steering Committee”) or that are acceptable to the Steering Committee, by January 8, 2021 and (2) following such appointments, cause one currently serving member of the Strategic Planning Committee to resign from the Strategic Planning Committee and (B) propose an additional director to be appointed to the Board and the Steering Committee by January 15, 2021 and, unless the Steering Committee reasonably objects, (x) appoint such additional director to the Board and the Strategic Planning Committee and (y) following such appointment, cause one currently serving member of the Strategic Planning Committee to resign and become an observer to the Strategic Planning Committee, (ii) use commercially reasonable efforts to host a conference call between financial advisors to certain ad hoc groups of creditors, the financial advisor to the Company and the buyer in the Sale Transaction by no later than January 8, 2021, (iii) provide a plan with respect to tax strategy and implementation of a balance sheet recapitalization that is reasonably acceptable to certain ad hoc groups of creditors no later than January 31, 2021 and (iv) deliver to certain ad hoc groups of creditors the updated vendor due diligence report prepared by KPMG required under the Infrastructure SPA within 5 business days after delivery to the buyer in the Sale Transaction.

Prepayments: The Company may prepay loans under the Credit Agreement at any time, subject to certain notice requirements, premiums and breakage costs. The New Term Loan Facility is subject to certain customary mandatory prepayments, which are similar to those required by the Credit Agreement with modifications customary for priming term loan facilities.

Events of Default: The New Term Loan Facility also contains customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants. If a bankruptcy event of default occurs, the entire outstanding balance under the New Term Loan Facility will become immediately due and payable. If any other event of default occurs and is continuing under the New Term Loan Facility, the administrative agent, in its own discretion or at the direction of New Term Loan Facility Required Lenders, will be able to declare the entire outstanding balance under the New Term Loan Facility to become immediately due and payable.

Several of the lenders under the New Term Loan Facility and their affiliates may have various relationships with the Company and its subsidiaries involving the provision of financial services, such as investment banking, commercial banking, advisory, cash management, custody and corporate credit card services and interest rate hedging for which they receive customary fees.

Original Forbearance Agreements

As previously disclosed, on October 28, 2020, (i) the Company and the guarantors under that certain Indenture, dated as of December 22, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), by and between the Company, as successor by merger to GTT Escrow Corporation, and Wilmington Trust, National Association, as Trustee (the “Trustee”), entered into a Forbearance Agreement (the “Original Notes Forbearance Agreement”) with certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) (the “Initial Forbearing Noteholders”) of a majority of the outstanding aggregate principal amount of the Company’s outstanding 7.875% Senior Notes due 2024 (the “Notes”); and (ii) the Company, GTT B.V. and certain guarantors of the obligations under the Credit Agreement entered into a Forbearance Agreement (the “Original Credit Facilities Forbearance Agreement”) with (A) certain lenders (the “Original Forbearing Lenders”) party to the Credit Agreement, holding (1) a majority of the outstanding loans and revolving commitments under the Credit Agreement (“Required Lenders”) and (2) a majority of the revolving commitments under the Credit Agreement (“Required Revolving Lenders”) and (B) the Agent. Between October 28, 2020 and November 11, 2020, certain additional beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Notes (the “Additional Forbearing Noteholders,” and together with the Initial Forbearing Noteholders, the “Original Forbearing Noteholders”) executed and delivered the Original Notes Forbearance Agreement.

As further described in the Company’s Current Report on Form 8-K filed on October 28, 2020, among other provisions, the Original Forbearing Noteholders and the Original Forbearing Lenders agreed to forbear from exercising any and all rights and remedies related to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 (the “Q2 SEC Report”) and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 (the “Q3 SEC Report”), and in the case of the Original Credit Facilities Forbearance Agreement, certain defaults related to historical financial statements, until the earlier of (i) 5:00 p.m., New York City time, on November 30, 2020 and (ii) the receipt of notice from the Original Forbearing Noteholders or the Original Forbearing Lenders, as applicable, regarding their intent to terminate the applicable Forbearance Agreement upon the occurrence of certain specified forbearance defaults.

The scheduled expiration time under the Original Notes Forbearance Agreement could be extended with the consent of Original Forbearing Noteholders holding more than 66.7% of the aggregate principal amount of the Notes held by all Original Forbearing Noteholders, provided that at least two of such consenting Original Forbearing Noteholders are unaffiliated (“Requisite Forbearing Noteholders”). The scheduled expiration time under the Original Credit Facilities Forbearance Agreement could be extended with the consent of (i) Required Lenders and (ii) Required Revolving Lenders (collectively, “Requisite Forbearing Lenders”). As previously disclosed, on November 23, 2020 and November 25, 2020, the Company received notices on behalf of Requisite Forbearing Noteholders and Requisite Forbearing Lenders consenting to an extension of the scheduled expiration time under each of the Original Notes Forbearance Agreement and the Original Credit Facilities Forbearance Agreement, respectively, to 8:00 a.m., New York City time, on December 14, 2020.

On December 9, 2020, the Company received notices on behalf of Requisite Forbearing Noteholders and Required Lenders consenting to an extension of the scheduled expiration time under each of the Original Notes Forbearance Agreement and the Original Credit Facilities Forbearance Agreement, respectively, to 8:00 a.m., New York City time, on December 28, 2020. In addition, on December 10, 2020, the Company, GTT B.V. and certain guarantors of the obligations under the Credit Agreement entered into a Forbearance Extension Agreement (the “Forbearance Extension Agreement”) with Required Revolving Lenders and the Agent. The Forbearance Extension Agreement provided, among other things, that Required Revolving Lenders consented to the extension of the Original Credit Facilities Forbearance Agreement to 8:00 a.m., New York City time, on December 28, 2020.

On December 22, 2020, the Company received notice on behalf of Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Original Notes Forbearance Agreement to 5:00 p.m., New York City time, on December 28, 2020. On December 21, 2020 and December 23, 2020, the Company received notices on behalf of Required Revolving Lenders and Required Lenders, collectively constituting Requisite Forbearing Lenders, consenting to an extension of the scheduled expiration time under the Original Credit Facilities Forbearance Agreement to 5:00 p.m., New York City time, on December 28, 2020.

Second Notes Forbearance Agreement

On December 28, 2020, the Company and the guarantors under the Indenture entered into a new Noteholder Forbearance Agreement (the “Second Notes Forbearance Agreement”) with certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) (the “Forbearing Noteholders”) of a majority of the outstanding aggregate principal amount of Notes. Pursuant to the Second Notes Forbearance Agreement, the Forbearing Noteholders have agreed to, among other things, forbear from exercising any and all rights and remedies under the Indenture, the Notes and applicable law, including not directing the Trustee to take any such action, with respect to defaults and events of default that have occurred, or that may occur as a result of, (i) the Company’s failure to timely file the Q2 SEC Report and the Q3 SEC Report and (ii) the occurrence and continuance of the “Lender Specified Defaults” as defined in the Second Credit Facilities Forbearance Agreement (as defined below).

In addition, in the event that the Trustee or any holder of Notes (a “Noteholder”) or group of Noteholders takes any action to declare all of the Notes immediately due and payable, the Forbearing Noteholders agree to deliver written notice to the Trustee to rescind and annul such acceleration and its consequences and to provide the necessary consents to amend the Indenture to provide that the Indenture shall not require cure or waiver of any events of default that are specified defaults in the Second Notes Forbearance Agreement in connection with rescinding and annulling such acceleration and its consequences.

The forbearance period under the Second Notes Forbearance Agreement ends on the earlier of 5:00 p.m., New York City time, on March 31, 2021 (the “Expiration Time”) and the receipt of notice regarding intent to terminate the Second Notes Forbearance Agreement from Forbearing Noteholders upon the occurrence of any of the specified forbearance defaults described therein. The forbearance defaults include, without limitation, (i) the occurrence of any defaults or events of default under the Indenture other than any of the specified defaults in the Second Notes Forbearance Agreement; (ii) amendments to the Credit Agreement that require the payment of additional interest and/or compensation to the Lenders or amendments to the prepayment provisions of the Credit Agreement that are adverse to the Forbearing Noteholders; (iii) the Company or its subsidiaries (w) incurring indebtedness for borrowed money or providing certain guarantees of indebtedness, subject to certain exceptions including the incurrence of indebtedness under the Priming Facility Credit Agreement and the guarantees in respect thereof, (x) causing certain subsidiaries that are not credit parties under the Credit Agreement to become credit parties or causing certain subsidiaries to provide credit support for certain obligations under the Credit Agreement, (y) transferring assets or equity interests of the Company or the guarantors under the Indenture to a subsidiary that does not become a guarantor, outside of the ordinary course of business or (z) granting certain liens subject to certain exceptions including incurrence of certain liens securing the New Term Loan Facility; (iv) subject to certain exceptions, converting the loans under the Credit Agreement to Base Rate Loans; (v) breaches of the Second Notes Forbearance Agreement by the Company; (vi) the end of the forbearance period under the Second Credit Facilities Forbearance Agreement; (vii) 60 days after the termination of the Infrastructure SPA unless a Replacement SPA that is reasonably acceptable to Forbearing Noteholders holding more than

66.7% of the aggregate principal amount of the Notes held by all Forbearing Noteholders (provided that at least two of such Forbearing Noteholders are unaffiliated) is effective within 45 days of such termination; (viii) the occurrence of any event of default under the Priming Facility Credit Agreement or termination of any commitment thereunder; (ix) the occurrence of the maturity date under the New Term Loan Facility; or (x) failure of the Company to comply with any of the delayed draw conditions in the Priming Facility Credit Agreement (including the requirement to provide a reasonably acceptable plan with respect to tax strategy and implementation of a balance sheet recapitalization). Certain of the forbearance defaults include exceptions for transactions necessary to consummate the internal reorganization and/or the disposition of all or any portion of the Company’s infrastructure business pursuant to the Infrastructure SPA or a Replacement SPA that is reasonably satisfactory to Forbearing Noteholders holding more than 66.7% of the aggregate principal amount of the Notes held by all Forbearing Noteholders, provided that at least two of such Forbearing Noteholders are unaffiliated. The Second Noteholder Forbearance Agreement also provides for certain reporting and delivery requirements to the advisors to the Forbearing Noteholders.

The foregoing description of the Second Noteholder Forbearance Agreement is not complete and is qualified in its entirety by the terms and provisions of the Second Noteholder Forbearance Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Credit Agreement Amendment and Second Credit Facilities Forbearance Agreement

On December 28, 2020, the Company and GTT B.V. entered into an Amendment No. 4 to Credit Agreement and Consent (the “Amendment and Consent”) with the other credit parties party thereto, the lenders party thereto constituting Required Lenders and Required Revolving Lenders (collectively, the “Consenting Lenders”) and the Agent.

The Amendment and Consent, among other things, amends certain provisions of the Credit Agreement to permit the New Term Loan Facility and the internal reorganization and/or the disposition of all or any portion of the Company’s infrastructure business in accordance with the terms of the Infrastructure SPA or a Replacement SPA that is reasonably satisfactory to Required Lenders. In addition, pursuant to the Amendment and Consent, the Consenting Lenders consented to, among other things, (i) the entry by the Company and GTT B.V. into the Priming Facility Credit Agreement and all transactions contemplated thereby; (ii) the entry by the Agent into an intercreditor agreement, which sets forth the respective priority and other rights of the New Term Loan Facility lenders under the Priming Facility Credit Agreement relative to the Lenders under the Credit Agreement, and the terms thereof; (iii) the terms of a new Lender Forbearance Agreement (the “Second Credit Facilities Forbearance Agreement”); and (iv) the consummation of any internal reorganization and/or the disposition of all or any portion of the Company’s infrastructure business in accordance with the Infrastructure SPA or a Replacement SPA that is reasonably satisfactory to Required Lenders. The Amendment and Consent also requires the Company to provide certain updates, periodic budgets and variance reports to the Lenders that have agreed to receive certain confidential information. The Amendment and Consent also modifies certain provisions of the Credit Agreement relating to mandatory prepayments with proceeds of certain asset sales.

Pursuant to the Second Credit Facilities Forbearance Agreement, the Consenting Lenders have agreed to, among other things, forbear from exercising any and all rights and remedies under the Loan Documents (as defined in the Credit Agreement) and applicable law, including not directing the Agent to take any such action, with respect to defaults and events of default that have occurred, or that may occur as a result of, (i) the Company’s failure to timely file the Q2 SEC Report and the Q3 SEC Report, (ii) any amendment, supplement, modification, restatement and/or withdrawal or public statement of non-reliance on (A) any audit opinion related to historical consolidated financial statements or (B) historical consolidated financial statements and (iii) the occurrence and continuance of the “Noteholder Specified Defaults” as defined in the Second Notes Forbearance Agreement.

The forbearance period under the Second Credit Facilities Forbearance Agreement ends on the earlier of the Expiration Time and the receipt of notice regarding intent to terminate the Second Credit Facilities Forbearance Agreement from Consenting Lenders upon the occurrence of any of the specified forbearance defaults described therein. The forbearance defaults include, without limitation, (i) the occurrence of any event of default under the Credit Agreement other than any of the specified defaults in the Second Credit Facilities Forbearance Agreement; (ii) amendments to the Indenture or the Notes that require the payment of additional interest and/or compensation to the Noteholders or amendments to prepayment provisions of the Indenture or Notes that are adverse to the Consenting Lenders; (iii) the Company or its subsidiaries (w) incurring indebtedness for borrowed money or providing certain guarantees of indebtedness, subject to certain exceptions including the incurrence of indebtedness under the Priming Facility Credit Agreement and the guarantees in respect thereof, (x) allowing a non-U.S. subsidiary to provide a guarantee of the Notes, (y) transferring assets or equity interests of credit parties under the Credit Agreement to non-credit parties, outside of the ordinary course of business, unless such transaction is necessary to consummate the internal reorganization and/or the disposition of all or any portion of the Company’s infrastructure business in accordance with the terms of the Infrastructure SPA or a Replacement SPA that is reasonably satisfactory to Required Lenders, or (z) granting liens to secure the Notes; (iv) breaches of the Second Credit Facilities Forbearance Agreement by the Company; (v) the end of the forbearance period under the Second Notes Forbearance Agreement; (vi) 60 days after the termination of the

Infrastructure SPA unless a Replacement SPA that is reasonably acceptable to Requisite Forbearing Lenders is effective within 45 days of such termination; or (vii) the occurrence of the maturity date under the New Term Loan Facility.

The foregoing description of the Amendment and Consent is not complete and is qualified in its entirety by the terms and provisions of the Amendment and Waiver, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Supplemental Indenture

On December 28, 2020, the Company entered into a Fifth Supplemental Indenture to the Indenture (the “Fifth Supplemental Indenture”), by and among the Company, the guarantors under the Indenture and the Trustee. The Fifth Supplemental Indenture amends the debt incurrence covenant in Section 4.03 of the Indenture and the liens incurrence covenant in Section 4.06 of the Indenture to allow the incurrence of additional secured indebtedness in an aggregate amount at any time outstanding not to exceed $275 million.

The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.02. Results of Operation and Financial Condition.

To the extent applicable, the disclosures in Item 7.01 below and Exhibit 99.1 attached hereto are incorporated herein by reference.

This Item 2.02 and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for any purpose. This Item 2.02 and Exhibit 99.1 hereto shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 2.02 in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Priming Facility Credit Agreement is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Beginning on November 10, 2020, the Company engaged in confidential discussions and negotiations under separate Confidentiality Agreements (the “NDAs”) with certain Noteholders and Lenders (i) to seek the consent of (A) Noteholders holding at least a majority of the outstanding aggregate principal amount of the Notes, to amend and/or waive certain provisions of the Indenture and/or provide further forbearances from exercising remedies in respect thereof and (B) Lenders holding at least (1) a majority of the outstanding loans and revolving commitments under the Credit Agreement and (2) a majority of the revolving commitments under the Credit Agreement, to amend and/or waive certain provisions of the Credit Agreement and/or provide further forbearances from exercising remedies in respect thereof and (ii) regarding incremental financing. Pursuant to the NDAs, the Company provided these Noteholders and Lenders access to certain information and agreed to publicly disclose certain information (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The Cleansing Material was prepared solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party considers the Cleansing Material to be material non-public information or a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. The Cleansing Material includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material become or are shown to be incorrect.

As announced on December 22, 2020, in connection with the Company’s previously disclosed review of certain accounting issues (the “Review”), the Board of the Company concluded that the Company’s previously issued consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, each of the quarters during the years ended December 31, 2019 and 2018 and the quarter ended March 31, 2020 (the “Non-Reliance Periods”) should no longer be relied upon as a result of errors discovered related to the accounting for Cost of Telecommunications Services, bad debt expense and credits to be issued to customers. The Board also determined that the Company’s disclosures related to such financial statements and related communications issued by or on behalf of the Company with respect to the Non-Reliance Periods, including management’s assessment of internal control over financial reporting and evaluation of disclosure controls and procedures, should no longer be relied upon. Historical financial information in the Cleansing Material is based on the Company’s previously reported results, and the findings of the Company’s ongoing Review may have a significant impact on certain of the financial measures included in the Cleansing Material.

The Cleansing Material includes preliminary financial information that reflects the Company’s management’s estimates based solely on information available as of the date the Cleansing Material was prepared. The preliminary financial information presented in the Cleansing Material is not a comprehensive statement of the Company’s financial results for the periods presented. In addition, the preliminary financial information presented in the Cleansing Material has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm. The preliminary financial information presented in the Cleansing Material is subject to the completion of the Company’s ongoing Review and financial closing procedures. The Company’s actual results for the three months ended June 30, 2020 and September 30, 2020 are not available and may differ materially from the preliminary financial information included in the Cleansing Material. Therefore, you should not place undue reliance upon this preliminary financial information. For instance, during the course of the completion of the Company’s ongoing Review and preparation of the Company’s financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial information presented in the Cleansing Material may be identified. There can be no assurance that these estimates will be realized, and these estimates are subject to risks and uncertainties, many of which are not within the Company’s control.

The foregoing description of the Cleansing Material does not purport to be complete and is qualified in its entirety by reference to the complete presentation of the Cleansing Material attached as Exhibit 99.1 hereto.

The Company does not expect to be able to file the Q2 SEC Report, the Q3 SEC Report, the restated financial statements for the Non-Reliance Periods (the “Restated Financial Statements”) or its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Report”) by the Expiration Time, as a result of the Review, which is continuing. The Company is unable to predict specific filing dates for the Q2 SEC Report, the Q3 SEC Report, the Restated Financial Statements and the 2020 Report at this time.

This Item 7.01 and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for any purpose. This Item 7.01 and Exhibit 99.1 hereto shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 7.01 in such filing.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the Company’s expected borrowings and use of proceeds of the New Term Loan Facility, the Company’s continuing discussions with certain parties regarding tax strategy and implementation of a balance sheet recapitalization, the possibility of debt instruments being declared immediately due and payable, the Cleansing Material provided to the Noteholders and Lenders and the anticipated timing of filing the Q2 SEC Report, the Q3 SEC Report, the Restated Financial Statements and the 2020 Report constitute forward-looking statements that are based on the Company’s current expectations.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (i) the Company may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding the Company’s financial statements contained in its financing agreements without obtaining an amendment and/or waiver thereof, which may result in (A) events of default under the Indenture, the Credit Agreement, and the Priming Facility Credit Agreement (B) if the Company is unable to obtain further agreements from creditors with respect to forbearing from exercising remedies, the acceleration of the Notes and the Company’s obligations under the Credit Agreement and the Priming Facility Credit Agreement and (C) the Company being unable to satisfy its obligations thereunder; (ii) the Company recently announced that its previously issued financial statements for the Non-Reliance Periods and related disclosures and communications should no longer be relied upon as a result of preliminary findings of the Company’s ongoing Review; (iii) the completion of the Review and the completion and filing of the Q2 SEC Report, the Q3 SEC Report, the Restated Financial Statements, the 2020 Report and other future periodic filings may take longer than expected as a result of the timing or findings of the Review or the Company’s independent registered public accounting firm’s review process; (iv) the Company does not expect to be able to regain compliance with the New York Stock Exchange’s continued listing requirements relating to the timely filing of its periodic filings before February 17, 2021 and may not receive a further extension for the Company to regain compliance; (v) the conditions to funding set forth in the Priming Facility Credit Agreement, including certain consents from creditors that have not currently been obtained, may not be satisfied and the funding may not be obtained, and existing cash balances and funds generated from operations may not be sufficient to finance the Company’s operations and meet its cash requirements; (vi) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (vii) the Company could be subject to cyber-attacks and other security breaches; (viii) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (ix) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (x) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (xi) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (xii) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation or a downturn in the Company’s industry; (xiii) the Company may be liable for the material that content providers distribute over its network; (xiv) the Company has generated net losses historically and may continue to do so; (xv) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (xvi) the Company may be unable to retain or hire key employees; (xvii) the Company recently announced management changes; (xviii) the Company is subject to risks relating to the international operations of its business; (xix) the Company may be affected by future increased levels of taxation; (xx) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk; (xxi) the Company sellers and the buyer of the Company’s business of providing Pan-European, North American, sub-sea and trans-Atlantic fiber network and data center infrastructure services to customers may be unable to obtain the necessary approvals for the Sale Transaction or the related reorganization (the “Reorganization”) from governmental authorities in a timely manner, on terms acceptable to the sellers and the buyer, or at all; (xxii) the Company may be unable to obtain from the Lenders or Noteholders the further forbearances, waivers, consents, releases or other agreements that may be necessary to prevent a default under the Credit Agreement, the Priming Facility Credit Agreement or the Indenture that may be necessary to satisfy the conditions to the closing of the Sale Transaction, either on terms acceptable to the Company or at all, in which case the sale and purchase agreement for the Sale Transaction would terminate unless the buyer provides a waiver; (xxiii) the Company may not be able to obtain the consent of certain parties to contracts with the sellers and their subsidiaries that will be necessary to fully implement the Sale Transaction or the Reorganization, on terms acceptable to the Company or at all; (xxiv) the buyer may be unable to obtain financing sufficient to enable it to consummate the Sale Transaction as required at the closing under the sale and purchase agreement for the Sale Transaction; (xxv) the potential failure to satisfy other closing conditions under the sale and purchase agreement for the Sale Transaction which may result in the Sale Transaction not being consummated; (xxvi) the potential failure of the Company to realize anticipated benefits of the Sale Transaction; (xxvii) risks from relying on the buyer for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by the sale and purchase agreement for the Sale Transaction; (xxviii) the potential impact of announcement or consummation of the Reorganization and the Sale Transaction on relationships with third parties, including customers, employees and competitors; (xxix) the ability to attract new customers and retain existing customers in the manner anticipated; and (xxx) the Company’s internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected, and which, among other things, could impact the Company’s ability to appropriately provide for the purchase price adjustment mechanisms in the sale and purchase agreement for the Sale Transaction. The foregoing list of factors is not exhaustive. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

Item 9.01	Financial Statements and Exhibits
(d)      Exhibits
The following exhibit is filed as part of this report:

Number	Description

4.1	Fifth Supplemental Indenture, dated as of December 28, 2020, by and among GTT Communications, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1
Priming Facility Credit Agreement, dated as of December 28, 2020, among GTT Communications, Inc., GTT Communications B.V., the lenders party thereto and Delaware Trust Company, as administrative agent and collateral agent.

10.2
Noteholder Forbearance Agreement, dated as of December 28, 2020, by and among GTT Communications, Inc., the guarantors party thereto and each of the beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of Notes party thereto.

10.3
Amendment No. 4 to Credit Agreement and Consent, dated as of December 28, 2020, among GTT Communications, Inc., GTT Communications B.V., each other Credit Party thereto, the Lenders party thereto, and KeyBank National Association, as administrative agent.

99.1	Cleansing Material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 28, 2020

GTT Communications, Inc.

		By:	/s/ Donna Granato
Donna Granato
Interim Chief Financial Officer